CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated March 27, 2009 relating to the consolidated financial statements of Dover Saddlery, Inc. and subsidiaries as of and for the year ended December 31, 2008 included in this Annual Report on Form 10-K, into the Company’s previously filed Registration Statement on Form S-8 (File No. 333-132951).

/s/  Vitale, Caturano, & Company, P.C.

Boston, Massachusetts

March 31, 2009